SCHEDULE A

(as of April 30, 2021)

Portfolio	Initial Board Approval Date	Initial Effective Date	Exchange (Ticker)	Termination Date
Invesco Active U.S. Real Estate Fund	06/20/08	11/19/08	NYSE Arca, Inc. (PSR)	04/30/22
Invesco Balanced Multi-Asset Allocation ETF	12/15/16	02/23/17	Cboe BZX Exchange, Inc. (PSMB)	04/30/22
Invesco Conservative Multi-Asset Allocation ETF	12/15/16	02/23/17	Cboe BZX Exchange, Inc. (PSMC)	04/30/22
Invesco Corporate Bond Factor ETF	12/12/19	[ ]	The Nasdaq Stock Market LLC ( )	04/30/22
Invesco Focused Discovery Growth ETF	12/15/2020	12/18/2020	Cboe BZX Exchange, Inc. (IVGD)	04/30/22
Invesco Growth Multi-Asset Allocation ETF	12/15/16	02/23/17	Cboe BZX Exchange, Inc. (PSMG)	04/30/22
Invesco High Yield Bond Factor ETF	12/12/19	12/02/2020	The Nasdaq Stock Market LLC (IHYF)	04/30/22
Invesco Intermediate Bond Factor ETF	12/12/19	[ ]	The Nasdaq Stock Market LLC ( )	04/30/22
Invesco Moderately Conservative Multi-Asset Allocation ETF	12/15/16	02/23/17	Cboe BZX Exchange, Inc. (PSMM)	04/30/22
Invesco Multi-Sector Bond Income Factor ETF	12/12/19	[ ]	The Nasdaq Stock Market LLC ( )	04/30/22
Invesco Real Assets ESG ETF	12/15/2020	12/18/2020	Cboe BZX Exchange, Inc. (IVRA)	04/30/22
Invesco S&P 500® Downside Hedged ETF	09/13/12	12/06/12	NYSE Arca, Inc. (PHDG)	04/30/22
Invesco Select Growth ETF	12/15/2020	12/18/2020	Cboe BZX Exchange, Inc. (IVSG)	04/30/22
Invesco Short-Term Bond Factor ETF	12/12/19	[ ]	The Nasdaq Stock Market LLC ( )	04/30/22

Invesco Total Return Bond ETF	12/19/17	04/06/18	NYSE Arca, Inc. (GTO)	04/30/22
Invesco Ultra Short Duration ETF	12/19/17	04/06/18	NYSE Arca, Inc. (GSY)	04/30/22
Invesco US Large Cap Core ESG ETF	12/15/2020	12/18/2020	Cboe BZX Exchange, Inc. (IVLC)	04/30/22
Invesco Variable Rate Investment Grade ETF	12/17/15	9/21/16	The Nasdaq Stock Market LLC (VRIG)	04/30/22

Invesco Actively Managed Exchange-Traded Fund Trust

By:	/s/ Anna Paglia
Name: Anna Paglia
Title: President & Principal Executive Officer

Invesco Distributors, Inc.

By:	/s/ Nicole Filingeri
Name: Nicole Filingeri Title: Vice President